As filed with the Securities and Exchange Commission on September 14, 1999
                              Registration No. 333-86193
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                                    FORM S-3
                                AMENDMENT NO. 1
                                       TO


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          CELLEGY PHARMACEUTICALS, INC.
           (Exact name of the Registrant as specified in its charter)

         California                                      82-0429727
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                      349 OYSTER POINT BOULEVARD, SUITE 200
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 616-2200
 (Address and telephone number of the Registrant's principal executive offices)
                             ----------------------

                               K. MICHAEL FORREST
                             CHIEF EXECUTIVE OFFICER
                          CELLEGY PHARMACEUTICALS, INC.
                      349 OYSTER POINT BOULEVARD, SUITE 200
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 616-2200
   (Name, address and telephone number of the Registrant's agent for service)
                             ----------------------

                                   Copies to:
                                 C. KEVIN KELSO
                               FENWICK & WEST LLP
                         TWO PALO ALTO SQUARE, SUITE 800
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                             ----------------------

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   Calculation Of Registration Fee
-------------------------------------------------- ---------------- ----------------------- ------------------- --------------------
                                                                        Proposed Maximum      Proposed Maximum
  Title of Each Class of shares of common            Amounts to be     Offering Price per    Aggregate Offering       Amount of
          stock to be Registered                     Registered(1)          Share(1)              Price(1)         Registration Fee
-------------------------------------------------- ---------------- ----------------------- ------------------- --------------------
common stock, no par value                            1,561,000             $7.03125          $10,975,781.25         $3,051.27
-------------------------------------------------- ---------------- ----------------------- ------------------- --------------------
common stock issuable upon exercise of warrants          14,000             $7.03125              $98,437.50            $27.37
-------------------------------------------------- ---------------- ----------------------- ------------------- --------------------

(1)  Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933,  as amended,  based on the average of the high and low prices of the common stock on the Nasdaq Stock Market on August
     24, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant  files a further  amendment  which  specifically  states that this  Registration  Statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                  EXHIBIT INDEX

Exhibit
Number                            Exhibit Title
-------                           -------------


    4.1        Common Stock Purchase Agreement dated as of July 30, 1999.*
    4.2        Common Stock Purchase Warrant dated January 18, 1999*
    4.3        Common Stock Purchase Warrant dated January 19, 1999*
    5.1        Opinion of Counsel regarding the legality of common stock
   23.1        Independent Auditors' Consent*
   23.2        Consent of Counsel (included in Exhibit 5.1)
   24.1        Power of Attorney (see page II-5)*

* Previously filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all for the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 13th day of September, 1999.

                                         CELLEGY PHARMACEUTICALS, INC.

                                         By: /s/ K. Michael Forrest
                                             -----------------------------------
                                              K. Michael Forrest, CEO


                                POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A Richard Juelis, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration  Statement has been  signed by the  following  persons in the  capacities  and on the dates indicated.
           Signature                                          Title                            Date
           ---------                                          -----                            ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ K. Michael Forrest
--------------------------------
K. Michael Forrest                                     Chief Executive Officer               September 13, 1999


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ A. Richard Juelis
--------------------------------                       Vice President, Finance,
A. Richard Juelis                                      Chief Financial Officer,
                                                       and Secretary                         September 13, 1999

DIRECTORS:

/s/ Carl R. Thornfeldt, M.D.
--------------------------------
Carl R. Thornfeldt, M.D.                               Chairman of the Board of Directors    September 13, 1999


/s/ Jack L. Bowman
--------------------------------
Jack L. Bowman                                         Director                              September 13, 1999



--------------------------------
Tobi B. Klar, M.D.                                     Director                                          , 1999




/s/ Alan A. Steigrod
--------------------------------
Alan A. Steigrod                                       Director                              September 13, 1999


/s/ Larry J. Wells
--------------------------------
Larry J. Wells                                         Director                              September 13, 1999


/s/ Ronald J. Saldarini, Ph.D.
--------------------------------
Ronald J. Saldarini, Ph.D.                             Director                              September 13, 1999


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